EXHIBIT 5

BY-LAWS

of

EV Distributors, Inc.

ARTICLE I

Offices

Section 1. Principal Office. Until changed by the Board of Directors, the principal office of the Corporation in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

Section 2. Other Offices. The Corporation may have offices at such other places without as well as within the Commonwealth as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Shareholders

Section 1. Annual Meeting. A meeting of the shareholders for the purpose of electing a Board of Directors, and for the transaction of such other business as may properly be brought before the meeting, shall be held annually on the third Tuesday of January at 2:30P.M., Boston Time, beginning in 1995, unless said day be a legal holiday, in which case the annual meeting shall be held on the next day thereafter not a legal holiday. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, the Articles of Organization (hereinafter called “the Articles”) or the By-Laws, may be specified by the President or the Board of Directors.

In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, a subsequent meeting may be held in place thereof and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner and as provided for special shareholders’ meetings.

Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the President; and shall be called by the President or any Vice President or the Clerk at the request, in writing or by resolution, of a majority of the Board of Directors, or at the written request of the holder or holders of ten per cent (10%) or more of the total number of shares of the then issued and outstanding capital stock of the Corporation entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

Section 3. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at the office of the Corporation in Boston, Massachusetts, unless a different place within the United States is fixed by the Board of Directors and stated as specified in the respective notices or waivers of notice thereof.

Section 4. Notice of Meetings. Notice of all meetings of the shareholders, stating the time, place and the purposes for which the meetings are called, shall be given by the Clerk of the Corporation to each shareholder entitled to vote thereat, and to each shareholder who under the By-Laws is entitled to such notice, by mailing the same, postage paid, addressed to him at his address as it appears upon the books of the Corporation, at least twenty (20) days before the time fixed for the meeting, and the person giving such notice shall make affidavit thereto. If any shareholder shall have failed to inform the Corporation of his post office address, no notice need be sent to him. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 5. Quorum. Except as otherwise provided by law, to constitute a quorum for the transaction of any business at any meeting of shareholders, there must be present, in person or by proxy, holders of one-fourth of the total number of shares of the then issued and outstanding capital stock of the Corporation entitled to vote at such meeting.

If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of shareholders at the time and place of any meeting, the shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the shares present entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

Section 6. Organization. At every meeting of the shareholders, the Chairman of the Board of Directors, or in his absence the President, or in the absence of the Chairman of the Board of Directors and the President, a Vice President shall act as chairman of the meeting. In the absence of the Chairman of the Board of Directors and the President and the Vice Presidents, the holders of a majority in number of shares of the shareholders present in person or by proxy shall by vote elect a chairman of the meeting. The Clerk, or in his absence, an Assistant Clerk, or in the absence of the Clerk and an Assistant Clerk, any person appointed by the chairman of the meeting shall act as Clerk of the meeting.

Section 7. Voting. At each meeting of the shareholders every shareholder of the Corporation shall be entitled to one (1) vote in person or by proxy for each share of the then issued and outstanding capital stock of the Corporation then having voting power in respect of the matter upon which the vote is to be taken, standing in his name on the books of the Corporation at the time of the closing of the transfer books for the meeting, or, if the books be not closed for any meeting, on the record date fixed as provided in Section 4 of Article VI of these By-Laws for determining the shareholders entitled to vote at such meeting, or if the books be not closed and no record date be fixed, at the time of the meeting. The record holder of a fraction of a share shall be entitled in like manner to a corresponding fraction of a vote.

All elections of Directors shall be conducted in any manner approved at the meeting of the shareholders at which said election is held, and shall be by ballot if so requested by any stockholder entitled to vote thereon. The persons receiving the greatest number of votes shall be deemed and declared elected. Except as otherwise required by law or by the Articles or by these By-Laws all matters shall be decided by a majority of the votes cast, as hereinabove provided, entitled to vote thereon.

Section 8. Proxies. Any shareholder entitled to vote upon any matter at any meeting of the shareholders may so vote by proxy; but no proxy which is dated more than six months before the meeting named therein shall be accepted and no such proxy shall be valid after the final adjournment of such meeting. Every proxy shall be in writing subscribed by the shareholder or his duly authorized attorney, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Clerk of the Corporation or person acting as Clerk of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 9. Action Without Meeting. Any action which may be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

ARTICLE III

Board of Directors

Section 1. Number of Directors. The number of Directors of the Corporation shall be fixed for the ensuing year at the first meeting of shareholders, and at each annual meeting or meeting held in lieu thereof, and shall be not less than two nor more than fifteen. Directors need not be shareholders.

The number of Directors of the Corporation may, from time to time, be increased or decreased within the above limits by vote of a majority of the Directors; provided that no reduction in the number of Directors shall affect any Director whose term of office shall not have expired.

The term of office of each Director shall be from the time of his election and qualification until the annual meeting next succeeding his election and until his successor shall have been duly elected and shall have qualified.

Section 2. Powers and Duties. The business, property and affairs of the Corporation shall be managed and controlled by or under the direction of the Board of Directors. In each year, at a meeting to be held as soon as practicable after the election of Directors, the Board shall elect the officers of the Corporation as provided in Section l of Article V hereof. In addition to the powers and authority by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders and may elect or appoint or provide for the appointment of such other officers and agents as it may deem necessary or desirable; provided, however, that the Board of Directors may in its discretion leave vacant for any period any office or offices other than those of President, Treasurer or Clerk.

Section 3. Organization. At every meeting of the Board of Directors, the Chairman shall preside and in the absence of the Chairman, the Vice Chairman or President shall preside. In the absence of the Chairman, Vice Chairman and the President a chairman chosen by a majority of the Directors present shall preside. The Secretary, or in his absence, the Clerk, or an Assistant Secretary, or, in the absence of the Clerk and an Assistant Secretary, any person appointed by the chairman of the meeting shall keep the records of the meeting.

Section 4. Vacancies and Resignations. Any vacancy in the Board of Directors because of death, resignation, increase in number or otherwise may be filled either by the Board of Directors at any meeting thereof by a vote of a majority of the Directors in office at the time of such meeting or by vote of the shareholders at an annual meeting or a special meeting called for that purpose. Any Director may resign his office at any time by delivering his resignation in writing to the President or to the Clerk or Secretary of the Corporation. Such resignation shall take effect at the date of its receipt or at any later time specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 5. Place of Meetings, Offices and Transfer Books. The Board of Directors may hold its meetings and have an office or offices outside of the Commonwealth of Massachusetts, and may, to the extent permitted by law, keep the books and records of the Corporation, and provide for the issue, transfer and registration of its stock, outside of said State at such places as may, from time to time, be designated by the Board of Directors.

Section 6. Meetings of the Board. The Board of Directors may in its discretion provide for regular or stated meetings of the Board of Directors. Notice of regular or stated meetings need not be given. Meetings of the Board of Directors other than regular or stated meetings shall be held whenever called by the Chairman, or in the absence of the Chairman, by the Vice Chairman, or in the absence of the Chairman and the Vice Chairman, by the President, or by any one of the Directors at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or the Clerk or an Assistant Clerk or by the officer or Director calling the meeting and shall be mailed to each Director at least two (2) days before the meeting, or shall be telegraphed, cabled, wirelessed or sent by facsimile transmission to each Director at his business address or personally delivered to him at least one (I) day before the meeting; but such notice may be waived by all the Directors. Notice of a meeting need not be given to any Director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any special meeting. If it is impracticable for the Directors to meet in person the Board may meet by means of a telephone conference circuit to which all Directors are connected or of which all Directors shall have waived notice, which meeting shall be deemed to have been held at a place designated by the Board at the meeting.

Section 7. Ouorum and Manner of Acting. A majority of the Directors in office shall be present in person at any regular or special meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by the Articles, by these By-Laws or by statute) the act of a majority of the Directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

Section 8. Removal of Directors. Any Director may be removed at any time (a) with or without cause by the vote of the holders of a majority of the shares of the then issued and outstanding stock of the Corporation or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

ARTICLE IV

Committees and Advisory Board

Section 1. Executive and Other Committees. The Board of Directors may, by vote of a majority of the directors then in office, appoint from their number one or more committees and delegate to such committees some or all of their powers to the extent permitted by law, the Articles of Organization or these By-laws. Except as the Board of Directors may otherwise determine, any such committee shall be governed in the conduct of its business by the rules governing the conduct of the business of the Board of Directors contained in these By-laws and may, by majority vote of the entire committee, make other rules for the conduct of its business. The Board of Directors shall have power at any time to fill vacancies in any such committees, to change its membership or to discharge the committee.

Section 2. Meetings. Quorum and Manner of Acting. The Board of Directors may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the taking of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, (5) authorize the members of a Committee to meet by means of a telephone conference circuit to which all members are connected or of which all members shall have waived notice.

The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting, cause them to be recorded in a book designated for that purpose and kept in the office of the Corporation and shall submit such minutes and other records of their proceedings to the Board of Directors at the regular or special meetings of the Board.

Section 3. Advisory Board. The Directors may appoint an Advisory Board to consist in the first instance of not less than three members. Members of such Advisory Board shall not be directors or officers and need not be shareholders. Members of this Board shall hold office for such period as the Directors may by resolution provide. Any member of such Board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Directors. The Advisory Board shall have no legal powers and shall not perform the functions of directors in any manner, such Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Board of Directors may by resolution provide.

ARTICLE V

Officers

Section 1. General Provisions. The Officers of the Corporation shall be a President, a Treasurer and a Clerk, who shall be elected by the Board of Directors at the first meeting of the Board following the annual meeting of shareholders. The Board of Directors may elect or appoint such other officers or agents as the business of the Corporation may require including a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, one or more Vice Presidents, a Secretary and one or more Assistant Treasurers and one or more Assistant Secretaries and one or more Assistant Clerks. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 2. Term of Office and Qualifications. Except as otherwise provided by law, by the Articles or by the By-Laws, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Board of Directors following the annual meeting of shareholders and thereafter until a successor shall have been duly elected and qualified, and all other officers shall hold office until such first meeting unless a shorter term is specified in the vote electing or appointing them. The Chairman and Vice Chairman of the Board of Directors and the President shall be Directors of the Corporation. The Clerk and Treasurer or the Clerk and Secretary or all three may be the same person. A Vice President and the Treasurer or a Vice President and the Clerk and the Secretary may be the same person, but the offices of Vice President, Clerk and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person.

Section 3. Removal. The Board of Directors, at a regular meeting or any special meeting of the Board, may remove any officer with or without cause. Any officer or agent appointed by any officer or committee may be removed, either with or without cause, by such appointing officer or committee. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing removal.

Section 4. Powers and Duties of the President. In the absence of the Chairman and Vice Chairman of the Board of Directors, the President shall preside at all meetings of the shareholders. In the absence of the Chairman and Vice Chairman of the Board of Directors the President may call meetings of the Board of Directors and of any committee thereof when the President deems it necessary. Subject to the Board of Directors and to any Committees of the Board, within their respective spheres, as provided by the Board of Directors, the President shall at all times exercise a general supervision and direction over the affairs of the Corporation. The President shall have the power to employ attorneys and counsel for the Corporation and to employ such subordinate officers, agents, clerks and employees as the President may find necessary to transact the business of the Corporation. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Corporation. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned by the Board of Directors.

Section 5. Chairman and Vice Chairman of the Board of Directors. The Board of Directors may choose from among the Directors of this Corporation a Chairman of the Board of Directors. When present the Chairman shall preside at the meetings of the shareholders and of the Board of Directors. The Chairman may call meetings of the Board of Directors and of any committee whenever the Chairman deems it necessary. The Board of Directors may choose from among the Directors a Vice Chairman of the Board of Directors who shall have, in the absence of the Chairman of the Board, the latter’s powers and duties. The Chairman of the Board and the Vice Chairman of the Board shall have such other powers and duties as, from time to time, may be conferred upon or assigned to them respectively by the Board of Directors.

Section 6. Powers and Duties of Vice Presidents. In the absence or desirability of the Chairman and Vice Chairman of the Board of Directors and the President, the Vice President, or (if there be more than one Vice President) any Vice President designated by the Board of Directors shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Board. Each Vice President shall perform such other duties as may be assigned, from time to time, by the Board or by the President.

Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Corporation. The Treasurer shall deliver all funds of the Corporation which may come into the Treasurer’s hands to such custodian as the Board of Directors may employ pursuant to Article III of the Articles. The Treasurer shall render a statement of the condition of the finances of the Corporation to the Board of Directors as often as it shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors. The Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties, if required so to do by the Board of Directors, in such sum and with such surety or sureties as the Board of Directors shall require.

Section 8. Powers and Duties of Clerk. The Clerk shall be a resident of the Commonwealth of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. The Clerk shall keep the minutes of all meetings of the shareholders, in proper books provided for that purpose; the Clerk shall have custody of the corporate seal of the Corporation; the Clerk shall have charge of the stock transfer books, lists and records unless the same are in the charge of a transfer agent in the Commonwealth of Massachusetts appointed pursuant to Section 3 of Article VI; the Clerk or the Secretary shall attend to the giving and serving of all notices by the Corporation in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, the Clerk shall in general perform all duties incident to the office of Clerk and such other duties as from time to time may be assigned by the Board of Directors.

Section 9. Powers and Duties of Secretary. The Secretary, if any, shall keep the minutes of all meetings of the Board of Directors. The Secretary shall perform such other duties and have such other powers in addition to those specified in these By-Laws as the Board of Directors shall from time to time designate. If there be no Secretary or Assistant Secretary, the Clerk shall perform the duties of Secretary.

Section 10. Powers and Duties of Assistant Treasurers. In the absence or desirability of the Treasurer, any Assistant Treasurer designated by the Board of Directors shall perform all the duties, and may exercise any of the powers, of the Treasurer; and the Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors. Each Assistant Treasurer shall give a bond for the faithful discharge of the Assistant Treasurer’s duties, if required so to do by the Board of Directors, in such sum and with such surety or sureties as the Boards of Directors shall require.

Section 11. Powers and Duties of Assistant Clerk. In the absence or disability of the Clerk, any Assistant Clerk designated by the Board of Directors shall perform all the duties, and may exercise any of the powers, of the Clerk; and the Assistant Clerk shall perform such other duties as from time to time may be assigned to them by the Board of Directors.

Section 12. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Board of Directors shall perform all of the duties, and may exercise any of the powers, of the Secretary; and the Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors.

Section 13. Compensation of Officers. Directors and Members of Advisory Board. The compensation of the officers, Directors and members of the Advisory Board shall be fixed from time to time by the Board of Directors, or, in the case of officers, by any committee or officer upon whom such power may be conferred by the Board of Directors. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that the officer is also a Director of the Corporation.

ARTICLE VI

Corporate Stock

Section 1. Certificates of Stock. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue and shall be signed by, or in the name of the Corporation by, the President or one of the Vice Presidents, and by the Treasurer or an Assistant Treasurer and may but need not be sealed with its seal; provided, however, that where such certificate is signed by a transfer agent or a transfer clerk acting on behalf of the Corporation, or by a registrar other than a Director, officer or employee of the Corporation, the signature of any such President, Vice President, Treasurer, or Assistant Treasurer and the corporate seal may be facsimile.

In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Every certificate of stock which is subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have the restrictions noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction, or (ii) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 2. Transfer of Stock. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Clerk of the Corporation or a transfer agent, upon the surrender of the certificate or certificates for such shares or, if no certificates have been issued in respect of such shares, upon the delivery of such instruments to effect the transfer as the Corporation may require.

Section 3. Transfer Agent and Registrar: Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors where the shares of the capital stock of the Corporation shall be directly transferable, or one or more registry offices, each in charge of a registrar, designated by the Board of Directors where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation in respect of which a transfer agent and/or registrar shall have been designated, shall be valid unless countersigned by such transfer agent and/or registered by such registrar. The principal transfer agent shall be in the Commonwealth of Massachusetts and shall have charge of the stock transfer books, lists and records, which shall be kept in Massachusetts in an office which shall be deemed to be the stock transfer office of the Corporation. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the capital stock of the Corporation.

Section 4. Closing of Transfer Books and Fixing Record Date. The Board of Directors may fix in advance a time which shall be not more than sixty (60) days before the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Board of Directors may for any of the purposes close the transfer books for all or any part of such period.

Section 5. Lost. Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and, in any case, if the Board of Directors shall so determine, upon the delivery of a bond in such form and in such sum and with such surety or sureties as the Board may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

Section 6. Record of Holder of Stock. The Corporation shall be entitled to treat the person in whose name any share of stock is registered on the books of the Corporation as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.

ARTICLE VII

Fiscal Year

The fiscal year of the Corporation shall begin the first day of November in each year and shall end on the thirty-first day of October in the following calendar year provided that the Board of Directors may from time to time change the fiscal year.

ARTICLE VIII

Seal

The Board of Directors may adopt a corporate seal which shall be in such form and shall have such inscription thereon as the Board of Directors may from time to time prescribed.

ARTICLE IX

Waivers of Notice

Whenever any notice whatever is required to be given under the provisions of any statute of the Commonwealth of Massachusetts, or under the provisions of the Articles or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled, wirelessed or sent by facsimile transmission for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or wirelessed. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed.

ARTICLE X

Indemnification of Directors and Officers

Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal or administrative (a “Proceeding”), by reason of being, having been or having agreed to become, a director or officer of the Corporation, or serving, having served or having agreed to serve, at the request of the Corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan (any such person being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including without limitation reasonable attorneys’ fees, judgments, fines, “ERISA” excise taxes or penalties) incurred or suffered by the Indemnitee or on behalf of the Indemnitee in connection with such Proceeding and any appeal therefrom, unless the Indemnitee shall have been adjudicated in such Proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify or advance expenses to an Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by the Indemnitee, unless the initiation thereof was approved by the Board of Directors of the Corporation.

Section 2. Settlements. Subject to compliance by the Indemnitee with the applicable provisions of Section 5 below, the right to indemnification conferred in this Article shall include the right to be paid by the Corporation for amounts paid in settlement of any such Proceeding and any appeal therefrom, and all expenses (including attorneys’ fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless it is held or determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

Section 3. Notification and Defense of Proceedings. The Indemnitee shall notify the Corporation in writing as soon as reasonably practicable of any Proceeding involving the Indemnitee for which indemnity or advancement of expenses is intended to be sought. Any omission so to notify the Corporation shall not relieve it from any liability that it may have to the Indemnitee under this Article unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Corporation. With respect to any Proceeding of which the Corporation is so notified, the Corporation shall be entitled, but not obligated, to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee, except as provided in the last sentence of this Section 3. After notice from the Corporation to the Indemnitee of its election so to assume such defense (subject to the limitations in the last sentence of this Section 3), the Corporation shall not be liable to the Indemnitee for any fees and expenses of counsel subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof at its expense with counsel reasonably acceptable to Indemnitee shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee at the Corporation’s expense has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel reasonably acceptable to the Indemnitee to assume the defense of such Proceeding within a reasonable time after receiving notice thereof, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any Proceeding brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

Section 4. Advancement of Expenses. Except as provided in Section 3 of this Article, as part of the right to indemnification granted by this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding within the scope of Section 1 of this Article or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of a written undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized by Section 1 or 2 of this Article. Such undertaking need not be secured and shall be accepted without reference to the financial ability of the Indemnitee to make such repayment. Such advancement of expenses shall be made by the Corporation promptly following its receipt of written requests therefor by the Indemnitee, accompanied by reasonably detailed documentation, and of the foregoing undertaking.

Section 5. Certain Presumptions and Determinations. If, in a Proceeding brought by or in the right of the Corporation, a director or officer of the Corporation is held not liable for monetary damages, whether because that director or officer is relieved of personal liability under the provisions of Article VI of the Articles of Organization of the Corporation or otherwise, that director or officer shall be deemed to have met the standard of conduct set forth in Section 1 and thus to be entitled to be indemnified by the Corporation thereunder. In any adjudicated Proceeding against an Indemnitee brought by reason of the Indemnitee’s serving, having served or agreed to serve, at the request of the Corporation, an organization other than the Corporation in one or more of the capacities indicated in Section 1, if the Indemnitee shall not have been adjudicated not to have acted in good faith in the reasonable belief that the Indemnitee’s action was in the best interest of such other organization, the Indemnitee shall be deemed to have met the standard of conduct set forth in Section 1 and thus be entitled to be indemnified thereunder. An adjudication in such a Proceeding that the Indemnitee did not act in good faith in the reasonable belief that the Indemnitee’s action was in the best interest of such other organization shall not create a presumption that the Indemnitee has not met the standard of conduct set forth in Section 1. In order to obtain indemnification of amounts paid in settlement pursuant to Section 2 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to such indemnification. Any such indemnification under Section 2 shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless a court of competent jurisdiction holds within such 60-day period that the Indemnitee did not meet the standard of conduct set forth in Section 2 or the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet such standard. Such determination shall be made by the Board of Directors of the Corporation, based on advice of independent legal counsel (who may, with the consent of the Indemnitee, be regular legal counsel to the Corporation). The Corporation and the directors shall be under no obligation to undertake any such determination or to seek any ruling from any court.

Section 6. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such a request, in whole or in part, or, with respect to indemnification pursuant to Section 2, if no disposition thereof is made within the 60-day period referred to above in Section 5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither absence of any determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met any applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including reasonable attorneys’ fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such Proceeding shall also be paid by the Corporation.

Section 7. Contract Right: Subsequent Amendment. The right to indemnification and advancement of expenses conferred in this Article shall be a contract right. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any Proceeding arising out of or relating to any action, omission, transaction or facts occurring prior to the final adoption of such amendment, termination or repeal, except with the consent of the Indemnitee.

Section 8. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with any Indemnitee providing indemnification rights and procedures different from those set forth in the Article.

Section 9. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with any Proceeding and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

Section 10. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another organization or employee benefit plan against any expense, liability or loss incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Chapter l56B of the Massachusetts General Laws.

Section 11. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any Proceeding arising out of or relating to any action, omission, transaction or facts occurring on or prior to the date of such merger or consolidation.

Section 12. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 13. Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws as so amended.

Section 14. Indemnification of Others. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to employees or agents of the Corporation or other persons serving the Corporation who are not Indemnitees, and such rights may be equivalent to, or greater or less than, those set forth in this Article.

ARTICLE XI

Amendments

These By-Laws may be altered, amended or repealed at any meeting of the shareholders called for the purpose, of which the notice shall specify the general purport of the proposed alteration, amendment or repeal of the provisions to be affected thereby, by vote of the shareholders. Article X of these By-Laws may not be altered, amended or repealed in any respect except as provided in the first sentence. These By-Laws may also be altered, amended or repealed by vote of a majority of the Directors then in office, except with respect to any provision which by law, the Articles or these By-Laws requires action by the shareholders. Action by the shareholders is required to amend, alter or repeal this Article XI so as to increase the power of the Directors or reduce the power of the shareholders to amend, alter or repeal these By-Laws. No later than the time of the giving notice of the meeting of shareholders next following the alteration, amendment or repeal by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the By-Laws. Any such action of the Directors may be amended or repealed by the shareholders at any meeting called for that purpose.

ARTICLE XII

Miscellaneous

Section 1. Execution of Instruments. Except as otherwise provided in these By-laws or as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all instruments, documents, deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the President or a Vice President, or by the Treasurer or an Assistant Treasurer, or by the Clerk. Facsimile signatures may be used in the manner and to the extent authorized generally or in particular cases by the Board of Directors.

Section 2. Voting of Securities owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted in person at any meeting of security holders of such other corporation by the President of this Corporation if he is present at such meeting, or in his absence by the Treasurer of this Corporation if he is present at such meeting, and (b) whenever, in the judgment of the President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

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EV Distributors. Inc.

Consent to Action of Incorporator

        Without a Meeting

By this written consent signed by the incorporator of EV Distributors, Inc., a Massachusetts corporation (the “Corporation”), the undersigned hereby authorizes and consents to the following, which shall be treated for all purposes as votes taken at a meeting of the incorporator:

1.	That the by-laws in the form attached to this record of action hereby are adopted as the by-laws of the Corporation.

2.

That the following persons hereby are elected to the offices set opposite their respective names, each to serve, subject to the by-laws, until the regular meeting of the board of directors immediately following the first annual meeting of stockholders of the Corporation and until his successor is elected and qualified:

President:	Wharton P. Whitaker
Vice President:	H. Day Brigham, Jr.
Vice President:	Richard E. Houghton
Vice President:	Cornelius J. Sullivan
Vice President:	John P. Rynne
Treasurer:	Benjamin A. Rowland, Jr.
Clerk:	Thomas Otis
Assistant Treasurer and Assistant Clerk:	Janet E. Sanders

3.	That the number of directors, until changed by vote of the directors or stockholders, be fixed at three.

4.

That the following persons hereby are elected the directors of the Corporation, each to serve, subject to the by-laws, until the first annual meeting of the stockholders and until his successor is elected and qualified:

Wharton P. Whitaker
James B. Hawkes
Benjamin A. Rowland, Jr.

5.

That the Board of Directors of the Corporation hereby is authorized, without offering the same or any part thereof to the stockholders for subscription, to issue the whole or any part of the authorized capital stock of the Corporation at such time or times, to such person or persons, whether or not stockholders of the Corporation, and for such considerations or as such stock dividends as shall be determined from time to time by the Board of Directors, subject to such further action, if any, as may be taken by vote of the stockholders concerning stock remaining unissued at the time of such action.

IN WITNESS WHEREOF, said incorporator has hereunto set his hand this 13th day of July, 1994.

/s/ Eric G. Woodbury
Eric G. Woodbury